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                                   EXHIBIT 11


               STATEMENT OF THE COMPUTATION OF PER SHARE EARNINGS
                       IN ACCORDANCE WITH INSTRUCTION 4(g)

                                               THREE MONTHS ENDED                   NINE MONTHS ENDED
                                           ---------------------------         ---------------------------
                                           12/29/96          12/31/95          12/29/96          12/31/95
                                           ---------         ---------         ---------         ---------
Primary earnings per share:

    Weighted average number
     of common shares outstanding          5,026,165         5,099,338         5,076,037         5,092,146


    Dilutive effect of stock
     option plan                                -(a)              -(a)              -(a)              -(a)
                                           ---------         ---------         ---------         ---------

                                           5,026,165         5,099,338         5,076,037         5,092,146
                                          ==========        ==========        ==========        ==========


    Net income                            $2,821,000        $2,346,000        $6,170,000        $5,101,000
                                          ==========        ==========        ==========        ==========



    Primary earnings per share            $     0.56        $     0.46        $     1.22        $     1.00
                                          ==========        ==========        ==========        ==========



(a) The inclusion of stock options in the calculation of primary earnings per share was either anti-dilutive or not material as per APB 15.

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